EXHIBIT 11

STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE


                                For the Three Months Ended March 31,
                                   1995                      1994

                            Primary   Fully Diluted   Primary   Fully Diluted
                          ----------   ----------   ----------   ----------

Weighted Average Shares
Outstanding:
  Common Stock            12,395,891   12,395,891   12,377,224   12,377,224
  Shares Available
    Under Options            192,123      192,123            -            -
                          ----------    ---------    ---------    ---------

Weighted Average Common
  and Common Equivalent
  Shares Outstanding      12,588,014   12,588,014   12,377,224    12,377,224
                          ==========   ==========   ==========    ==========

Net Income (Loss)            $64,344      $64,344    ($186,132)    ($186,132)
                          ==========   ==========   ==========     =========

Earnings (Loss) per Share      $0.01        $0.01       ($0.02)       ($0.02)
                          ==========   ==========   ==========     =========


                                 For the Nine Months Ended March 31,
                                   1995                      1994

                            Primary   Fully Diluted   Primary   Fully Diluted
                          ----------   ----------   ----------   ----------

Weighted Average Shares
Outstanding:
  Common Stock            12,395,891   12,395,891   12,336,037   12,336,037
  Shares Available
    Under Options            218,010      218,010      456,050      493,694
                          ----------   ----------   ----------   ----------
Weighted Average Common
  and Common Equivalent
  Shares Outstanding      12,613,901   12,613,901   12,792,087   12,829,731
                          ==========   ==========   ==========   ==========

Net Income                  $552,154     $552,154     $263,075     $263,075
                          ==========   ==========   ==========   ==========

Earnings per Share             $0.04        $0.04        $0.02        $0.02
                          ==========   ==========   ==========   ==========